UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

SCHEDULE 14A

__________________________________________

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

SAFE AND GREEN DEVELOPMENT CORPORATION
(Name of Registrant as Specified in Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

100 Biscayne Blvd., Suite 1201
Miami, Florida 33132

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 8, 2025

November [•], 2025

Dear Stockholders of Safe and Green Development Corporation:

You are cordially invited to a Special Meeting of Stockholders (the “Special Meeting”) of Safe and Green Development Corporation (the “Company”) to be held at the offices of Blank Rome LLP, 1271 Avenue of the Americas, 16th Floor, New York, New York 10020, on December 8, 2025, beginning at 10:00 a.m., local time.

The Special Meeting has been called by the Board of Directors to submit to stockholders the following matters:

1.      To approve, pursuant to Nasdaq Rule 5635(d), the issuance of up to 53,925,620 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) upon the conversion of the 360,000 shares of the Series B Non-Voting Convertible Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”), which were issued in connection with our private placement offering that closed on October 17, 2025 (assuming the conversion price is reduced to the floor price either due to a dilutive issuance or due to the reset provisions of the Series B Preferred Stock), including shares of Common Stock to be issued as dividends or subject to the make-whole provision of the Series B Preferred Stock (assuming the dividend conversion price is reduced to the floor price) plus additional shares of Common Stock issuable as a result of any adjustment to the conversion price following any stock dividend, stock split or other share combination event, all issuable pursuant to the terms of the Series B Preferred Stock set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock (the “Series B Certificate of Designation”) (the “Series B Conversion Proposal”);

2.      To approve, pursuant to Nasdaq Rule 5635(d), the issuance of up to 37,190,083 shares of the Company’s Common Stock upon the exercise of common warrants (the “Warrants”) which were issued in connection with our private placement offering that closed on October 17, 2025 (including additional shares of Common Stock issuable pursuant to anti-dilution provisions and a reset provision set forth in the Warrants) (the “Warrant Exercise Proposal”); and

3.      To approve an adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Series B Conversion Proposal and/or the Warrant Exercise Proposal.

A proxy statement describing these matters to be acted upon at the Special Meeting is attached. No other matters will be considered at the Special Meeting.

The close of business on November 18, 2025 has been fixed as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the Special Meeting. Stockholders of record at the close of business on November 18, 2025 are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

Your vote is important. Whether or not you attend the plan to attend the Special Meeting, we urge you to vote promptly.

On behalf of Safe and Green Development Corporation, I thank you for your ongoing interest and investment in our company.

Sincerely,
/s/ David Villarreal
David Villarreal
Chief Executive Officer and Director

100 Biscayne Blvd., Suite 1201
Miami, Florida 33132

November [•], 2025

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 8, 2025

To the Stockholders of Safe and Green Development Corporation:

The Board of Directors (the “Board”) of Safe and Green Development Corporation, a Delaware corporation (the “Company”) has called for a Special Meeting of Stockholders (the “Special Meeting”), to be held at the offices of Blank Rome LLP, 1271 Avenue of the Americas, 16th Floor, New York, New York 10020, on December 8, 2025, beginning at 10:00 a.m. local time, for the following purposes:

1.      Series B Conversion Proposal.    To approve, pursuant to Nasdaq Rule 5635(d), the issuance of up to 53,925,620 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) upon the conversion of the 360,000 shares of the Series B Non-Voting Convertible Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”), which were issued in connection with our private placement offering that closed on October 17, 2025 (assuming the conversion price is reduced to the floor price either due to a dilutive issuance or due to the reset provisions of the Series B Preferred Stock), including shares of Common Stock to be issued as dividends or subject to the make-whole provision of the Series B Preferred Stock (assuming the dividend conversion price is reduced to the floor price) plus additional shares of Common Stock issuable as a result of any adjustment to the conversion price following any stock dividend, stock split or other share combination event, all issuable pursuant to the terms of the Series B Preferred Stock set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock (the “Series B Certificate of Designation”) (the “Series B Conversion Proposal”);

2.      Warrant Exercise Proposal.    To approve, pursuant to Nasdaq Rule 5635(d), the issuance of up to 37,190,083 shares of the Company’s Common Stock upon the exercise of common warrants (the “Warrants”) which were issued in connection with our private placement offering that closed on October 17, 2025 (including additional shares of Common Stock issuable pursuant to anti-dilution provisions and a reset provision set forth in the Warrants) (the “Warrant Exercise Proposal”); and

3.      Adjournment Proposal.    To approve an adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Series B Conversion Proposal and/or the Warrant Exercise Proposal (the “Adjournment Proposal”).

No other matters will be considered at the Special Meeting.

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. Our Board of Directors has fixed the close of business on November 18, 2025 as the record date for determining those stockholders who are entitled to notice of and to vote at the meeting or any adjournment or postponement of the Special Meeting. The list of the stockholders of record as of the close of business on November 18, 2025 will be made available for inspection at the meeting and will be available for the ten days preceding the meeting at the Company’s offices located at 100 Biscayne Blvd., Suite 1201 Miami, Florida 33132.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 8, 2025.

The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/27525. This proxy statement is being distributed and made available to our stockholders starting on or about November [•], 2025.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE. RECORD HOLDERS CAN SUBMIT A PROXY VIA THE INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER, OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS. IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS (INLCUDING THE PROXY) AND SUCH MATERIALS WILL BE SENT TO YOU. BENEFICIAL OWNERS WHOSE SHARES ARE HELD AT A BROKERAGE FIRM, OR BY A BANK OR OTHER NOMINEE, SHOULD FOLLOW THE VOTING INSTRUCTIONS THAT THEY RECEIVED FROM THE NOMINEE.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ David Villarreal
David Villarreal
Chief Executive Officer and Director

SPECIAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

i

100 Biscayne Blvd., Suite 1201
Miami, Florida 33132

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 8, 2025

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, $0.001 par value per share (the “Common Stock”), of Safe and Green Development Corporation, a Delaware corporation (referred to as “SG DevCo,” the “Company,” “we,” or “us”), in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of SG DevCo of proxies to be voted at our Special Meeting of Stockholders (the “Special Meeting”) to be held on December 8, 2025, beginning at 10:00 a.m., local time at the offices of Blank Rome LLP, 1271 Avenue of the Americas, 16th Floor, New York, New York 10020, and at any adjournment or postponement of our Special Meeting. This proxy statement is being distributed and made available to our stockholders starting on or about November [•], 2025.

The purpose of the Special Meeting and the matters to be acted on are summarized below. No other business will come before the Special Meeting.

Agenda Item	Board Vote Recommendation	Page Reference

To approve, pursuant to Nasdaq Rule 5635(d), the issuance of up to 53,925,620 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) upon the conversion of the 360,000 shares of the Series B Non-Voting Convertible Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”), which were issued in connection with our private placement offering that closed on October 17, 2025 (assuming the conversion price is reduced to the floor price either due to a dilutive issuance or due to the reset provisions of the Series B Preferred Stock), including shares of Common Stock to be issued as dividends or subject to the make-whole provision of the Series B Preferred Stock (assuming the dividend conversion price is reduced to the floor price) plus additional shares of Common Stock issuable as a result of any adjustment to the conversion price following any stock dividend, stock split or other share combination event, all issuable pursuant to the terms of the Series B Preferred Stock set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock (the “Series B Certificate of Designation”) (the “Series B Conversion Proposal”);

	FOR	14
To approve, pursuant to Nasdaq Rule 5635(d), the issuance of up to 37,190,083 shares of the Company’s Common Stock upon the exercise of common warrants (the “Warrants”) which were issued in connection with our private placement offering that closed on October 17, 2025 (including additional shares of Common Stock issuable pursuant to anti-dilution provisions and a reset provision set forth in the Warrants) (the “Warrant Exercise Proposal”); and	FOR	16

Agenda Item	Board Vote Recommendation	Page Reference
To approve an adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Series B Conversion Proposal and/or the Warrant Exercise Proposal (the “Adjournment Proposal”).	FOR	18

Even if you plan to attend the Special Meeting, please vote in advance so that your vote will be counted if you later decide not to attend the Special Meeting.

SPECIAL MEETING ADMISSION

Only stockholders as of November 18, 2025 (the “Record Date”) may attend the Special Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our Common Stock on the Record Date. This can be your proxy card if you are a stockholder of record. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Special Meeting, you will be required to present proof of your ownership of our Common Stock on the Record Date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the Special Meeting.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:     What information is contained in this proxy statement?

A:     The information included in this proxy statement relates to the proposals to be voted on at the Special Meeting, the voting process, and other required information.

Q:     What items of business will be voted on at the Special Meeting?

A:     The three (3) items of business to be voted on at the Special Meeting are (1) the Series B Conversion Proposal; (2) the Warrant Exercise Proposal; and (3) the Adjournment Proposal.

Other than these proposals, no other proposals will be presented for a vote at the Special Meeting.

Q:     What are the Board’s recommendations?

A:     The Board of Directors recommends that you vote your shares (1) FOR the Series B Conversion Proposal; (2) FOR the Warrant Exercise Proposal; and (3) FOR the Adjournment Proposal. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above.

Q:     Who is entitled to vote at the Special Meeting?

A:     Holders of record of our Common Stock as of the close of business on the Record Date, November 18, 2025, are entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

As of the Record Date, there were [8,837,152] shares of Common Stock outstanding and entitled to vote. Holders are entitled to one vote for each share of Common Stock outstanding as of the Record Date.

Q:     What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:     Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holder.    If your shares are registered directly in your name on the books of SG DevCo maintained with SG DevCo’s transfer agent, Equiniti Trust Company LLC, you are considered the “record holder” of those shares, and this proxy statement is sent directly to you by SG DevCo. As the stockholder of record, you have the right to grant your voting proxy directly or to directly vote in person at the Special Meeting.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement is forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Special Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Special Meeting, instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

Q:     What happens if I do not vote?

A:     Record Holder.    If you are a stockholder of record and do not vote in person or by proxy by completing your proxy card or submitting your proxy through the internet or by telephone, your shares will not be voted.

Beneficial Owner of Shares Held in Street Name.    If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Because there are no routine matters on which brokers, banks or other nominees can vote without instruction at the Special Meeting, no broker non-votes are expected at the Special Meeting.

Q:     What is a quorum and why is it necessary?

A:     Conducting business at the Special Meeting requires a quorum. The presence, either in person or by proxy, of the holders of thirty-four percent of the outstanding shares of Common Stock entitled to vote on November 18, 2025 are necessary to constitute a quorum. Abstentions and broker non-votes will be counted as shares that are present for purposes of determining the presence of a quorum for the transaction of business at the Special Meeting. If there is no quorum, the chairperson of the meeting or the holders of a majority of the shares represented at the meeting may adjourn the meeting to another date.

Q:     What shares can I vote?

A:     You may vote or cause to be voted all shares owned by you as of the close of business on the Record Date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:     How do I vote?

A:     Record Holder.    If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the Special Meeting. If you choose to have your shares voted by proxy, you may submit a proxy over the internet, via telephone or by completing and returning by mail the proxy card you have received. Whichever method you use, each valid proxy received in time will be voted at the Special Meeting in accordance with your instructions.

The procedures for voting are fairly simple:

Submit a Proxy by Mail.    If you choose to submit a proxy by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided.

Submit a Proxy by Internet.    If you choose to submit a proxy by internet, go to www.voteproxy.com to complete an electronic proxy card. Have your proxy card in hand when you access the website and follow the instructions. Your internet vote must be received by 11:59 p.m. Eastern Time on December 7, 2025 to be counted.

Submit a Proxy by Telephone.    If you choose to submit a proxy by telephone, dial 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone. Have your proxy card in hand when you call and follow the instructions. Your telephonic vote must be received by 11:59 p.m. Eastern Time on December 7, 2025 to be counted.

Vote at the Special Meeting.    Submitting a proxy by mail, internet or telephonically will not limit your right to vote at the Special Meeting if you decide to attend the Special Meeting and vote in person.

Beneficial Owner of Shares Held in Street Name.    If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from the Company. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form. Internet and telephone voting may be available to beneficial owners. Please refer to the voting instruction form provided by your broker, bank or other nominee.

As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Special Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee.

Q:     Can I change my vote or revoke my proxy?

A:     You may change your vote or revoke your proxy at any time before the final vote at the Special Meeting.

Record Holder.    To change your vote or revoke your proxy if you are the record holder, you may (1) file with our Corporate Secretary a notice of revocation; (2) submit a later-dated proxy, subject to the voting deadlines that are described on the proxy card; or (3) attend the Special Meeting and cast your vote in person. Attendance at the meeting will not, by itself, change or revoke a proxy unless you specifically so request. The last vote received chronologically will supersede any prior votes.

Beneficial Owner of Shares Held in Street Name.    For shares you hold beneficially, you may change or revoke your vote by following instructions provided by your broker, bank or nominee.

Q:     What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A:     If you provide specific instructions, your shares will be voted as you instruct. If you are a record holder and submit your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors, namely: (1) FOR the Series B Conversion Proposal; (2) FOR the Warrant Exercise Proposal; and (3) FOR the Adjournment Proposal.

Q:     What is the voting requirement to approve each of the proposals?

A:

Proposal	Vote Required	Voting Options	Impact of “Abstain” Vote	Impact of Broker Non-Votes
Proposal No. 1: Series B Conversion Proposal	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	None Expected
Proposal No. 2: Warrant Exercise Proposal	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	None Expected
Proposal No. 3: Adjournment Proposal	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	None Expected

Q:     What should I do if I receive more than one proxy statement?

A:     You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

Q:     Where can I find the voting results of the Special Meeting?

A:     We intend to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K, which we expect will be filed within four (4) business days of the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:     Who will count the votes?

A:     One or more inspectors of election will tabulate the votes.

Q:     Is my vote confidential?

A:     Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within SG DevCo or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:     Who will bear the cost of soliciting votes for the Special Meeting?

A:     The Board of Directors is making this solicitation on behalf of SG DevCo, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

THE PRIVATE PLACEMENT

On October 16, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors for the issuance and sale in a private placement (the “Private Placement”) of 360,000 shares of Series B Preferred Stock convertible at an initial conversion price of $1.36 per share into 6,617,647 shares of Common Stock and Warrants to purchase up to 6,617,647 shares of Common Stock exercisable at an initial exercise price of $1.36 per share, subject, among other things, to adjustment, stockholder approval and certain beneficial ownership limitations set by each holder, for a combined purchase price of $25.00 for each share of Series B Preferred Stock and accompanying Warrant. The Private Placement closed on October 17, 2025 (the “Closing Date”). The net proceeds to us from the Private Placement were approximately $8.175 million, after deducting placement agent fees and the payment of other offering expenses associated with the offering that were payable by us. Dawson James Securities, Inc. served as the exclusive placement agent in connection with the Private Placement and was paid (i) a cash fee equal to 7.5% of the aggregate gross proceeds of the Private Placement, and (ii) up to $150,000 for legal fees and other out-of-pocket expenses.

Set forth below is a summary of the Private Placement transaction and the related agreements. Copies of the related agreements have been filed as exhibits to our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2025. You are encouraged to review the full text of such agreements.

The Securities Purchase Agreement

Pursuant to the Purchase Agreement, we agreed to file a proxy statement with the SEC within 15 days of the Closing Date and hold a special meeting of stockholders at the earliest practical date after the date following the filing thereof (and in no event later than 60 days after the Closing Date) (the “Stockholder Meeting Deadline”) for the purpose of obtaining such approval as may be required under the applicable rules of Nasdaq from our stockholders with respect to (i) reduction to the applicable conversion price in the Series B Preferred Stock and the exercise price in the Warrants, (ii) adjustment terms in the Series B Preferred Stock and the Warrants, (iii) issuance of all of the Conversion Shares upon the conversion of the Series B Preferred Stock in accordance with its terms (including adjustment provisions set forth therein), (iv) issuance of all of the Warrant Shares upon the exercise of the Warrants in accordance with their terms (including adjustment provisions set forth therein), (v) any adjustment to the conversion price in the Series B Preferred Stock following any stock dividend, stock split or other share combination event, Series B Dilutive Issuance (as defined below) or Reset Date (as defined in the Series B Certificate of Designation); (vi) any issuance of shares of Common Stock as a dividend in kind on the Series B Preferred Stock and (vii) any adjustment to the exercise price or number of shares of Common Stock underlying the Warrants in the event of a share combination event, Warrant Dilutive Issuance (as defined below) and Warrant Reset Date (as defined below) (the “Stockholder Approval”), which proposals are included in this Proxy Statement.

We agreed to use our reasonable best efforts to obtain such Stockholder Approval. If, despite our reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, we are obligated to cause an additional stockholder meeting to be held on or prior to the 60th calendar day following the failure to obtain Stockholder Approval. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Stockholder Meeting to be held every 90 days thereafter until (i) such Stockholder Approval is obtained, or (ii) December 31, 2026, whichever is sooner. As a condition to closing, holders of our Common Stock representing a majority of the voting power of the Company’s issued and outstanding Common Stock as of the Closing Date entered into and delivered support agreements providing that, among other things, such stockholders have agreed to vote all their shares of Common Stock in favor of the matters for which Stockholder Approval is to be obtained.

The Purchase Agreement provides that until the later of (i) six months from its date, (ii) 30 days following the date Stockholder Approval is obtained and effective, and (iii) the date that we have fewer than 40,000 shares of issued and outstanding Series B Preferred Stock, we are prohibited from effecting or entering into an agreement to effect any issuance by us or any of our subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined therein).

Pursuant to the Purchase Agreement, until 90 days following the later of (a) the earliest of the date that (i) the initial registration statement registering for resale all Conversion Shares and Warrant Shares has been declared effective by the SEC, (ii) all of the Conversion Shares and Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (iii) following the one year anniversary of the Closing Date provided that a holder of Conversion Shares or Warrant Shares is not an affiliate of us or (iv) all of the Shares and Warrant Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Conversion Shares and Warrant Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders, and (b) the date Stockholder Approval is obtained and effective, we and our subsidiaries are prohibited from (x) issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or (y) filing any registration statement or any amendment or supplement thereto, in each case subject to certain exceptions.

Pursuant to the Purchase Agreement, until the 18-month anniversary of the Closing Date upon us or any of our subsidiaries issuing any securities, including Common Stock or preferred stock, Indebtedness (as defined in the Purchase Agreement) or entering into any Variable Rate Transaction the Purchasers were granted, subject to certain exceptions, the right to participate in such financing in an aggregate amount equal to 50% of the financing on the same terms, conditions and price provided for in the financing.

In connection with the Purchase Agreement, our directors and officers executed agreements agreeing, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for our Common Stock for a period commencing on the date of the Purchase Agreement and continuing and including the date that is 90 days after the effective date of the initial registration statement filed pursuant to the Registration Rights Agreement (as defined below).

The Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, each of the Purchasers represented to us, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and we sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Securities Issued

Series B Convertible Preferred Stock

Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value of $0.001 per share. Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class. Our Board has designated 1,500,000 shares of our preferred stock as Series A Preferred Stock, 938,847 of which are issued and outstanding as of the date hereof. In connection with the Private Placement, our Board designated 360,000 shares of preferred stock as a new series of Series B Preferred Stock.

The terms of the Series B Preferred Stock are set forth in the Series B Certificate of Designation, which was filed with the Secretary of State for the State of Delaware on October 16, 2025 prior to the closing of the Private Placement. The form of the Series B Certificate of Designation was filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on October 22, 2025. The key terms of the Series B Preferred Stock are summarized below:

Stated Value

The Series B Preferred Stock has a stated value per share equal to $25.00.

Conversion into Shares of Common Stock

The conversion price (“Conversion Price”) of the Series B Preferred Stock was initially set at $1.36 per share. The Conversion Price is subject to adjustment as provided in the Series B Certificate of Designation and discussed further below. See “Adjustment Provisions.”

Our Series B Preferred Stock is convertible into shares of our Common Stock (subject to the beneficial ownership limitations as provided in the Series B Certificate of Designation), based upon the Conversion Price per share of Common Stock, at any time at the option of the holder prior to the fifth anniversary of the date of issuance (the “Mandatory Conversion Date”), at which time all shares of outstanding Series B Preferred Stock shall automatically and without any further action by the holder be converted into shares of our Common Stock at the then effective Conversion Price. Notwithstanding the foregoing, in no event shall the Conversion Price be less than a floor price of $0.242 (the “Floor Price”) as further described below under the heading “Adjustment Provisions.”

The number of shares of Common Stock into which each share of Series B Preferred Stock is convertible into is equal to the sum of:

(A)    the aggregate Stated Value of the shares being converted, divided by (B) the Conversion Price then in effect plus (to the extent the Company elects to pay dividends and the make-whole payment in shares of Common Stock)

(X)    the sum of all accrued but unpaid paid dividends thereon plus the make-whole payment, divided by (Y) the Dividend Conversion Price (as defined and further described under “Dividends”).

As to any fraction of a share which a holder would otherwise be entitled to receive upon such conversion, at our election, we may either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round to the nearest whole share. The shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock, exclusive of dividends, are referred to as “Conversion Shares.” At the initial Conversion Price, if all of the outstanding shares of Series B Preferred Stock were to fully convert, exclusive of dividends, we would issue 6,617,647 Conversion Shares.

In certain instances, in addition to receiving Conversion Shares pursuant to the formula set forth above upon conversion of their shares of Series B Preferred Stock, holders will also receive a cash payment. See “Adjustment Provisions-Series B Dilutive Issuance” and “Dividends.”

Limitations on Conversion.

The holders of shares of Series B Preferred Stock are prohibited from converting Series B Preferred Stock into shares of our Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Adjustment Provisions

The Series B Certificate of Designation contains provisions which require the lowering of the Conversion Price, subject to the Floor Price. The Conversion Price is subject to adjustment in connection with dilutive issuances including issuances of securities below the conversion price, stock dividends, stock splits or similar events and pursuant to a reset provision, all subject to the Floor Price. Assuming the Conversion Price was reduced to the Floor Price as a result of any such adjustment provisions, if all of the outstanding shares of Series B Preferred Stock were to fully convert, exclusive of dividends, we would issue 37,190,083 Conversion Shares instead of the 6,617,647 Conversion Shares to be issued if the Conversion Price remains at the initial Conversion Price of $1.36.

Series B Dilutive Issuance.    The Series B Certificate of Designation contains anti-dilution provisions, which provisions require, under certain circumstances, the lowering of the Conversion Price on unconverted Series B Preferred Stock to the purchase price of future offerings by us (subject to certain exclusions), subject to the Floor Price. If in the future we issue securities for less than the Conversion Price of our Series B Preferred Stock, we will be required to reduce the relevant Conversion Price of any unconverted shares of Series B Preferred Stock, which will result in a greater number of shares of Common Stock being issuable upon conversion, which in turn will have a greater dilutive effect on our stockholders. More specifically, except in connection with certain exempt issuances stipulated in the Series B Certificate of Designation, the Series B Certificate of Designation stipulates that if, at any time while the Series B Preferred Stock is outstanding, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition) any Common Stock or any securities which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) at an effective price per share that is lower than the then Conversion Price of the Series B Preferred Stock (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Series B Dilutive Issuance”) then the Conversion Price of the Preferred Stock then outstanding automatically will be reduced to equal the Base Conversion Price at the time such Common Stock or Common Stock Equivalents are issued, subject to the Floor Price.

If a holder elects to convert following a Series B Dilutive Issuance that causes the Base Conversion Price to be less than the Floor Price, then in addition to the Conversion Shares, we must pay the holder an amount in cash equal to the product obtained by multiplying (a) any bid price selected by the holder for the Common Stock as published on Bloomberg within one hour preceding the submission of the conversion notice by the holder, by (b) the difference obtained by subtracting (1) the quotient obtained by dividing (a) the aggregate Stated Value of those shares being converted, by (b) the Floor Price, from (2) the quotient obtained by dividing (x) the aggregate Stated Value of those shares being converted, by (y) the Base Conversion Price without giving effect to the Floor Price.

Reset Provision.    On the “Reset Date,” which is defined in the Series B Certificate of Designation as the later of (a) the earlier of (1) the date that a registration statement registering the Registrable Securities (as defined below in “The Registration Rights Agreement”) is declared effective, or (2) the date that the Registrable Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 promulgated under the Securities Act and (b) the date our stockholders approve the issuance of all the Conversion Shares, including, without limitation, to give full effect and consent to any adjustment to the Conversion Price pursuant to the terms of the Series B Certificate of Designation and to the issuance of shares of Common Stock as a dividend on the Series B Preferred Stock, the Conversion Price will be decreased to the lower of (i) the Conversion Price then in effect or (ii) the lowest single day volume weighted average price (VWAP) of the Common Stock of the five trading days immediately preceding the Reset Date (the “Reset Price”); provided that the Conversion Price cannot be reduced to be below the Floor Price.

Stock Dividends and Stock Splits.    If we, at any time while the shares of Series B Preferred Stock are outstanding: (a) pay a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock with respect to the then outstanding shares of Common Stock; (b) subdivide outstanding shares of Common Stock into a larger number of shares; or (c) combine (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Company); provided that no adjustment shall cause the Conversion Price to be less than the Floor Price.

Dividends

The holders of Series B Preferred Stock are entitled to receive cumulative dividends at the rate per share of 9% per annum of the $25.00 Stated Value per share until the fifth anniversary of the date of issuance. Dividends are payable (i) upon any conversion of the Series B Preferred Stock, (ii) on each such other date as our Board may determine, (iii) upon our liquidation, dissolution or winding up, and (iv) upon the occurrence of a fundamental transaction, including any merger or consolidation, sale of all or substantially all of our assets, exchange or conversion of all of our Common Stock by tender offer, exchange offer or reclassification, in cash or, solely in the event of (i) above, in cash or in shares of Common Stock. The shares of Common Stock issued to satisfy the payment of dividends or any make-whole payment are referred to as “Dividend Shares.” However, if shares of Series B Preferred Stock are converted into shares of Common Stock at any time prior to the Mandatory Conversion Date, the holder will also receive a make-whole payment in an amount equal to all of the dividends that, but for the early conversion, would have otherwise accrued on the applicable shares of Series B Preferred Stock being converted for the period commencing on the conversion date and ending on Mandatory Conversion Date, less the amount of all prior dividends paid on such converted shares of Series B Preferred Stock before the date of conversion (the “Make-Whole Payment”). Make-Whole Payments are payable at our option in either cash or in shares of Common Stock. With respect to any dividend and Make-Whole Payments paid in shares of Common Stock, the number of shares of Common Stock to be issued to a holder of Series B Preferred Stock will be equal to an amount equal to (x) the amount of the dividend payable, divided by (y) the Dividend Conversion Price. The Dividend Conversion Price is equal to the lower of (a) the Conversion Price then in effect, and (b) the volume weighted average price (VWAP) of the Common Stock on the trading day prior to the applicable conversion date; provided that the Dividend Conversion Price may not be less than the Floor Price. If the Company were to elect to pay all dividends payable on the 360,000 shares of Series B Preferred Stock issued in the Private Placement in shares of Common Stock and assuming that the Conversion Price and/or the Dividend Conversion Price was reduced to the Floor Price, the Company would issue 16,735,537 Dividend Shares in addition to the 37,190,083 Conversion Shares.

If the Dividend Conversion Price is lower than the Floor Price and we elect to pay a dividend or Make-Whole Payment in shares of Common Stock, in addition to the number of shares of Common Stock payable calculated using the Floor Price, we will pay the holders of the Series B Preferred Stock an amount in cash equal to the product of (A) any bid price selected by the holder for the Company’s Common Stock as published on Bloomberg within one hour preceding the submission of the conversion notice by the holder, and (B) the difference obtained by subtracting (1) the quotient obtained by dividing (a) the amount of the dividend payable to such holder by (b) the Floor Price, from (2) the quotient obtained by dividing (x) the amount of the dividend payable to such Holder by (y) the Dividend Conversion Price without giving effect to the Floor Price.

Liquidation

In the event of our liquidation, dissolution or winding-up, holders of Series B Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to its shares of Series B Preferred Stock if such shares had been converted to Common Stock immediately prior to such event (without giving effect for such purposes to the 4.99% or 9.99% beneficial ownership limitation) subject to the preferential rights of holders of any class or series of our capital stock specifically ranking by its terms senior to the Series B Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.

Voting Rights

Except as otherwise required by law, the Series B Preferred Stock will have no voting rights; provided, however, as long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Series B Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series B Preferred Stock, (c) amend the certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Preferred Stock, (d) increase the number of authorized shares of Series B Preferred Stock or (e) enter into any agreement with respect to any of the foregoing.

Listing

The Series B Preferred Stock is not listed on the Nasdaq Capital Market or any other exchange or trading market. We do not plan on making an application to list the Series B Preferred Stock on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. The Common Stock issuable upon conversion of the Series B Preferred Stock is listed on the Nasdaq Capital Market under the ticker symbol “SGD.”

The Warrants

In connection with the Private Placement, the Company issued Warrants to purchase up to 6,617,647 shares of Common Stock. The shares of Common Stock issuable upon exercise of the Warrants are referred to as “Warrant Shares.” The following is a summary of the certain of the terms and provisions of the Warrants issued in the Private Placement. The form of Warrant was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 22, 2025.

Exercisability

The Warrants are exercisable at any time on or after the first trading date after the Company’s stockholders approve the issuance of all Warrant Shares issuable pursuant to the terms of the Warrants (including, without limitation, to give full effect and consent to any adjustment to the exercise price or number of shares of Common Stock underlying the Warrants following any stock dividend, stock split or other share combination event, dilutive issuance or reset provision) (such date, the “Initial Exercise Date”) and will expire two and one-half years following such approval (the “Termination Date”). The date that the stockholders approve the issuance of all Warrant Shares issuable pursuant to the terms of the Warrants is referred to as the “Warrant Stockholder Approval Date.”

Exercise Price

The initial Warrant exercise price (the “Exercise Price”) at issuance was $1.36 per share. The Exercise Price and number of shares of Common Stock issuable upon exercise of the Warrants will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events. The Warrants also contain provisions which require the lowering of the Exercise Price, in connection with dilutive issuances and pursuant to a reset provision, all subject to the Floor Price. Assuming the Exercise Price was reduced to the Floor Price as a result of such adjustment provisions and all issued Warrants were fully exercised by means of an alternative cashless exercise (as described in “Cashless Exercise” below), we would issue 37,190,083 Warrant Shares.

Warrant Dilutive Issuance.    Except in connection with certain exempt issuances set forth in the Series B Certificate of Designation, each Warrant provides that if, at any time while such Warrant is outstanding, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition) any Common Stock or any securities (including but no limited to Common Stock Equivalents) entitling any person or entity to acquire shares of Common Stock (upon conversion, exercise or otherwise), at an effective price per share less than the then Exercise Price (such lower price, the “Warrant Base Share Price” and such issuances collectively, a “Warrant Dilutive Issuance”), then the Exercise Price shall be reduced to equal the Warrant Base Share Price and the number of Warrant Shares issuable under such Warrant shall be proportionately increased such that the aggregate Exercise Price of the Warrant shall remain unchanged following such event, provided, however, that in no event shall the Warrant Base Share Price be less than the Floor Price.

Reset Provision.    On the “Warrant Reset Date,” which is defined in the Warrants as the later of (a) the earlier of (1) the date that a registration statement registering the Registrable Securities (as defined below in “The Registration Rights Agreement”) is declared effective, or (2) the date that the Registrable Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 promulgated under the Securities Act, and (b) the Warrant Stockholder Approval Date, the Exercise Price will be adjusted to equal the lower of (i) the Exercise Price then in effect, or (ii) the lowest single day volume weighted average price (VWAP) of the Common Stock of the five trading days immediately preceding the Warrant Reset Date (the “Reset Price”); provided that the Exercise Price cannot be reduced to be below the Floor Price. Upon such reset of the Exercise Price, the number of Warrant Shares issuable shall be increased such that the aggregate Exercise Price of the Warrant shall remain unchanged following such reset.

Cashless Exercise

If on a date after the Initial Exercise Date, there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares, the Warrants may be exercised, in whole or in part, by means of a “cashless exercise” in which case the holder in which case such holder will receive a number of shares of Common Stock determined according to the formula set forth in the Warrants. On the Termination Date, the Warrant will be automatically exercised via cashless exercise, provided that the Warrant Stockholder Approval Date has occurred.

Whether or not an effective registration statement or prospectus is available, a holder may effect an “alternative cashless exercise” at any time on or after the Warrant Stockholder Approval Date. In such event, the aggregate number of Warrant Shares issuable in such alternative cashless exercise will equal the aggregate number of Warrant Shares that would be issuable upon exercise of the Warrant if such exercise were by means of a cash exercise.

Given the “alternative cashless exercise” provisions of the Warrants described above, it is unlikely the Warrants would be exercised on a cash basis.

Limitations on Exercise.

The holders of the Warrants are prohibited from exercising the Warrants for shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Fundamental Transaction

If a Fundamental Transaction (as such term is defined in the Warrants) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of the Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such Fundamental Transaction. In certain circumstances, the holder will have the right to receive the Black Scholes Value of the Warrant calculated pursuant to a formula set forth in the Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of the Common Stock as described in the Warrants.

Rights of Holder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of the Common Stock, including any voting rights, until the holder exercises the Warrant.

The Registration Rights Agreement

In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of October 16, 2025, with the Purchasers, pursuant to which we agreed to prepare and file a registration statement (the “Registration Statement”) with the SEC registering the resale of (a) all Conversion Shares and shares of Common Stock issued as a dividend in kind on the Series B Preferred Stock (assuming the Series B Preferred Stock is convertible at the Floor Price and the shares of Common Stock issued as a dividend in kind on the Series B Preferred Stock (including any Make-Whole Payments paid in shares of Common Stock) are issued at the Floor Price), (b) all Warrant Shares then issued and issuable upon exercise of the Warrants (assuming the Warrants are exercised in full without regard to any exercise limitations therein), (c) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Warrants (without giving effect to any limitations on exercise set forth in the Warrants and assuming the Exercise Price and number of Warrant Shares adjust to the Floor Price) and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (together, the “Registrable Securities”) no later than 15 calendar days after the date of the Registration Rights Agreement (the “Filing Date”), to use our commercially reasonable efforts to have the registration statement declared effective as promptly as possible thereafter, and in any event not more than 60 days following the date of the Registration Rights Agreement (or 90 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC) (the “Effectiveness Date”), provided, however, that in the event we are notified by the SEC that the Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date will be the fifth trading day following the date on which we are so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a trading day, then the Effectiveness Date will be the next succeeding trading day, and provided further that if the SEC is closed following the filing date, in part or in full, for operations due to a government shutdown, the Effectiveness Date will be extended by the same amount of days that the SEC remains closed for operations following the filing date. In the event the Registration Statement is not filed by the Filing Date or declared effective by the Effectiveness Date, the Company will be required under the Registration Rights Agreement to pay to the Purchasers liquidated damages on a weekly basis until cured. The Registration Rights Agreement further provides that the Company shall use commercially reasonable efforts to keep such Registration Statement effective at all times until all securities covered by such Registration Statement have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

PROPOSAL 1 SERIES B CONVERSION PROPOSAL

Reasons for Seeking Stockholder Approval

The Company’s Common Stock is listed on the Nasdaq Capital Market, and, as such, the Company is subject to the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”), including Nasdaq Listing Rule 5635. Nasdaq Listing Rule 5635(d) requires the Company to obtain stockholder approval prior to certain issuances with respect to Common Stock or securities convertible into Common Stock other than in a public offering if the price is below the “Minimum Price” (as determined in accordance with Nasdaq rules) in an amount greater than or equal to 20% of the number of shares of Common Stock outstanding prior to such issuance, regardless of whether such shares are issued to one person or group or are more widely distributed.

The Series B Preferred Stock currently has a Conversion Price greater than or equal to the Minimum Price as of the date of the Purchase Agreement. However, the Series B Certificate of Designation contains certain adjustment provisions as described in this Proxy Statement that may result in the reduction of the Conversion Price thereof. The issuance of Common Stock upon the conversion of the Series B Preferred Stock at such a reduced Conversion Price pursuant to the Series B Certificate of Designation, will result in the Company issuing more than 20% of the amount of Common Stock issued and outstanding prior to the issuance of the Conversion Shares and Dividend Shares at a price below the Minimum Price. Pursuant to the Purchase Agreement, we agreed to file a proxy statement with the SEC by the Stockholder Meeting Deadline for the purpose of obtaining such approval as may be required under the applicable rules of Nasdaq from the stockholders of the Company with respect to (i) reduction to the applicable Conversion Price in the Series B Preferred Stock and the Exercise Price in the Warrants, (ii) adjustment terms in the Series B Preferred Stock and the Warrants, (iii) issuance of all of the Conversion Shares upon the conversion of the Series B Preferred Stock in accordance with its terms (including adjustment provisions set forth therein), (iv) issuance of all of the Warrant Shares upon the exercise of the Warrants in accordance with their terms (including adjustment provisions set forth therein), (v) any adjustment to the Conversion Price in the Series B Preferred Stock following any stock dividend, stock split or other share combination event, Series B Dilutive Issuance or Reset Date (as defined in the Series B Certificate of Designation); (vi) any issuance of shares of Common Stock as a dividend in kind on the Series B Preferred Stock, and (vii) any adjustment to the Exercise Price or number of shares of Common Stock underlying the Warrants in the event of a share combination event, Warrant Dilutive Issuance and Warrant Reset Date.

Accordingly, in accordance with Nasdaq Rule 5635(d) we are seeking stockholder approval of the following:

a.      the issuance of up to 37,190,083 Conversion Shares upon the conversion of all 360,000 shares of Series B Preferred Stock issued in the Private Placement assuming the Conversion Price is reduced to the Floor Price due to a Series B Dilutive Issuance or due to the reset provisions set forth in the Series B Certificate of Designation;

b.      the issuance of up to 16,735,537 Dividend Shares assuming the Company were to elect to pay all dividends payable (or Make-Whole Payments) on the 360,000 shares of Series B Preferred Stock issued in the Private Placement in shares of Common Stock and assuming that the Conversion Price and/or the Dividend Conversion Price was reduced to the Floor Price; and

c.      additional shares of Common Stock issuable as a result of any adjustment to the Conversion Price following any stock dividend, stock split or other share combination event, all issuable pursuant to the terms of the Series B Certificate of Designation.

By approving the issuance of up to 53,925,620 shares of Common Stock upon conversion of the Series B Preferred Stock, stockholders are approving the adjustment terms in the Series B Preferred Stock, including the reduction to the applicable Conversion Price in the Series B Preferred Stock due to the reset provisions and anti-dilution provisions. Because the Conversion Price of the Series B Preferred Stock may be adjusted, the number of shares of Common Stock that will actually be issued upon the conversion of the Series B Preferred Stock cannot be ascertained at this time. We cannot predict if, or how many shares, the holders of the Series B Preferred Stock will convert their holdings into Common Stock.

In connection with the execution of the Purchase Agreement, we agreed to hold a meeting of stockholders to obtain the consent of the stockholders of the Company pursuant to Nasdaq Listing Rule 5635(d) for the issuance of all shares of our Common Stock that are issuable pursuant to the Series B Certificate of Designation and the Purchase Agreement.

Our Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the Private Placement and the transactions described under “The Private Placement,” as the transaction has already been completed. We are seeking stockholder approval under this Series B Issuance Proposal to fully issue all shares of Common Stock that are issuable pursuant to the terms of the Series B Certificate of Designation.

Consequences of Non-Approval

The failure of our stockholders to approve the Series B Issuance Proposal would mean that (i) we would be unable to issue the Conversion Shares and the Dividend Shares in full as contemplated by the terms of the Series B Certificate of Designation, and (ii) we may incur substantial additional costs and expenses.

In connection with the Private Placement and the issuance of the Series B Preferred Stock, we agreed to file a proxy statement with the SEC within 15 days of the Closing Date and hold a special meeting of stockholders at the earliest practical date after the date following the filing thereof (and in no event later than 60 days after the Closing Date). If we do not receive the approval contemplated in this Proposal 1, we will be contractually required to bring this matter for a stockholder vote 60 days thereafter and if not approved at such subsequent meeting, we are required to to seek stockholder approval every 90 days thereafter until (i) such Stockholder Approval is obtained, or (ii) December 31, 2026, whichever is sooner. Accordingly, if our stockholders do not approve the Series B Issuance Proposal, we will likely be required to hold one or more additional special meetings of stockholders. The costs and expenses associated with holding such meetings could adversely impact our ability to fund our business and our financial condition.

If our stockholders do not approve the Series B Issuance Proposal we will be prevented from issuing the Conversion Shares and the Dividend Shares in full pursuant to the terms of the Series B Certificate of Designations in a manner that complies with Nasdaq Rule 5635. Failure to obtain such approval may discourage future investors from engaging in future financings with us. If these consequences occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all. We can provide no assurance that we would be successful in raising funds pursuant to additional equity or debt financings or that such funds could be raised at prices that would not create substantial dilution for our existing stockholders.

Accordingly, our Board believes that providing the Company the flexibility to fully issue the Conversion Shares and Dividend Shares that are issuable pursuant to the terms of the Series B Certificate of Designation is in the best interest of the Company.

Potential Adverse Effects of the Approval of the Series B Issuance Proposal

If the Series B Issuance Proposal is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of the Conversion Shares and the Dividend Shares. In addition, the sale into the public market of these shares could materially and adversely affect the market price of our Common Stock. Assuming full adjustment of the Conversion Price equal to the Floor Price of $0.242 per share and the issuance of the dividend in shares of Common Stock, the conversion of the Series B Preferred Stock would result in the issuance of up to 53,935,620 shares of our Common Stock. In that case, the ownership interest of our existing stockholders would be correspondingly reduced.

Interest of Certain Persons in Matters to Be Acted Upon

Except with respect to their continued employment as officers or directors of the Company, no director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in this proposal that is not shared by all of our other stockholders.

Required Vote and Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on this proposal is required to approve this proposal. Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes are not expected for this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE SERIES B CONVERSION PROPOSAL

PROPOSAL 2 WARRANT EXERCISE PROPOSAL

Reasons for Seeking Stockholder Approval

The Warrants are not currently exercisable and will be exercisable following approval of the Warrant Exercise Proposal. In addition, the Company’s Common Stock is listed on the Nasdaq Capital Market, and, as such, the Company is subject to the applicable rules of Nasdaq, including Nasdaq Listing Rule 5635. Nasdaq Listing Rule 5635(d) requires the Company to obtain stockholder approval prior to certain issuances with respect to Common Stock or securities convertible into Common Stock other than in a public offering if the price is below the “Minimum Price” (as determined in accordance with Nasdaq rules) in an amount greater than or equal to 20% of the number of shares of Common Stock outstanding prior to such issuance, regardless of whether such shares are issued to one person or group or are more widely distributed.

Similar to the Series B Preferred Stock, the Warrants contain certain adjustment provisions as described in this Proxy Statement that may result in the reduction of the Exercise Price thereof. The issuance of Common Stock upon the exercise of the Warrants at such a reduced Exercise Price contained in the Warrants, may result in the Company issuing more than 20% of the amount of Common Stock issued and outstanding prior to the issuance of the Warrant Shares at a price below the Minimum Price. In addition, the Warrants contain an “alternative cashless exercise provision,” pursuant to which holders of such Warrants will have the right to exercise such Warrants, without paying any additional cash or consideration to the Company and receive from the Company the aggregate number of Warrant Shares that would be issuable upon exercise of the Warrant as if such exercise were by means of a cash exercise. Accordingly, in accordance with Nasdaq Rule 5635(d) we are seeking stockholder approval of the following:

a.      the issuance of up to 6,617,647 Warrant Shares upon the exercise of all Warrants issued in the Private Placement (applying the initial Exercise Price of $1.36); and

b.      the issuance of up to 37,190,083 Warrant Shares upon the exercise of all Warrants issued in the Private Placement (assuming the Exercise Price is reduced to the Floor Price due to a Warrant Dilutive Issuance or due to the reset provisions set forth in the Warrants and the Warrants are exercised pursuant to the “alternative cashless exercise provision”.

By approving the issuance of up to 37,190,083 Warrant Shares, stockholders are approving the adjustment terms in the Warrants including the adjustment to the exercise price and number of shares of Common Stock underlying the Warrants in the event of a share combination event, dilutive issuance and reset provisions in the Warrants. In addition, stockholders are approving the “alternative cashless exercise provision.” We do not expect that the Warrants will be exercised for cash due to the “alternative cashless exercise provision” contained in the Warrants.

If the Warrant Exercise Proposal is not obtained, the Warrants will not be exercisable. In order to comply with Nasdaq Listing Rule 5635(d) and permit the holders to exercise the Warrants, our stockholders need to approve the Warrant Exercise Proposal. Until we obtain such approval in order to comply with Nasdaq Listing Rule 5635(d), the Warrants are not exercisable.

Our Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the Private Placement and the transactions described under “The Private Placement,” as the transaction has already been completed. We are seeking stockholder approval under this Warrant Exercise Proposal to comply with Nasdaq Listing Rule 5635(d) and to trigger the exercisability provisions of the Warrants.

If stockholder approval is obtained, we cannot predict, if the holders of the Warrants will exercise the Warrants, or how many of such Warrants will be exercised for cash; however, due to the “alternate cashless exercise” provision of the Warrants it is unlikely they will be exercised for cash and more likely they will be exercised on a cashless basis. As a result, we are unlikely to receive any cash proceeds from the exercise of the Warrants. The issuance of Warrant Shares may result in the Company issuing more than 20% of the amount of Common Stock issued and outstanding prior to such exercise. Therefore, we are seeking stockholder approval under this Warrant Exercise Proposal to fully issue all shares of Common Stock that are issuable upon the exercise of the Warrants pursuant to the Purchase Agreement and the Warrants (without regard to any limitations set forth thereon).

Potential Consequences if the Warrant Exercise Proposal is Not Approved

The failure of our stockholders to approve the Warrant Exercise Proposal will mean that (i) we cannot permit the exercise of the Warrants and (ii) we may incur substantial additional costs and expenses.

In connection with the Private Placement and the issuance of the Warrants, we agreed to file a proxy statement with the SEC within 15 days of the Closing Date and hold a special meeting of stockholders at the earliest practical date after the date following the filing thereof (and in no event later than 60 days after the Closing Date). If we do not receive the approval contemplated in this Proposal 2, we will be contractually required to bring this matter for a stockholder vote 60 days thereafter and if not approved at such subsequent meeting, we are required to to seek stockholder approval every 90 days thereafter until (i) such Stockholder Approval is obtained, or (ii) December 31, 2026, whichever is sooner. Accordingly, if our stockholders do not approve the Warrant Exercise Proposal, we will likely be required to hold one or more additional special meetings of stockholders. The costs and expenses associated with holding such meetings could materially and adversely impact our ability to fund our business and our financial condition. It may also discourage future investors from engaging in future financings with us. See the “Consequences of Non-Approval” under Proposal 1 for a more detailed discussion.

Potential Adverse Effects of the Approval of the Warrant Exercise Proposal

If the Warrant Exercise Proposal is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of Warrant Shares upon the exercise of the Warrants. In addition, the sale into the public market of these shares could materially and adversely affect the market price of our Common Stock. Assuming full adjustment of the exercise price equal to the Floor Price of $0.242 per share and exercise pursuant to the alternative cashless exercise provision in the Warrants, the exercise of the Warrants would result in the issuance of up to 37,190,083 shares of our Common Stock and we would not receive any cash proceeds from the exercise of the Warrants. In that case, the ownership interest of our existing stockholders would be correspondingly reduced.

Interest of Certain Persons in Matters to Be Acted Upon

Except with respect to their continued employment as officers or directors of the Company, no director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in this proposal that is not shared by all of our other stockholders.

Required Vote and Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on this proposal is required to approve this proposal. Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes are not expected for this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE WARRANT EXERCISE PROPOSAL

PROPOSAL 3 APPROVAL OF ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board believes that if at the Special Meeting, the number of votes represented by shares of our Common Stock, present or represented and voting in favor of the Series B Conversion Proposal and/or the Warrant Exercise Proposal, is insufficient to approve the Series B Conversion Proposal and/or the Warrant Exercise Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Series B Conversion Proposal and/or the Warrant Exercise.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Series B Conversion Proposal, and/or the Warrant Exercise Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that holders of a majority of the number of shares present in person or represented by proxy at the Special Meeting will vote against the Series B Conversion Proposal and/or the Warrant Exercise Proposal, we could adjourn or postpone the Special Meeting without a vote on the Series B Conversion Proposaland/or the Warrant Exercise Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Series B Conversion Proposal and/or the Warrant Exercise Proposal.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on this proposal is required to approve this proposal. Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes are not expected for this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
APPROVAL OF THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of November 18, 2025 by: (i) each current director, (ii) each named executive officer, (iii) each person who we know to be the beneficial owner of more than 5% of our Common Stock, and (iv) all current directors and executive officers as a group. As of November 18, 2025, 8,837,152 shares of our Common Stock were outstanding. The persons named in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Safe and Green Development Corporation, 100 Biscayne Blvd., Suite 1201, Miami, Florida 33132.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percentage of Common Stock Beneficially Owned(1)
David Villarreal	64,456		*
Nicolai Brune	27,637		*
Bjarne Borg	1,905,084	(2)	19.99%
Anthony M. Cialone	1,900,146	(3)	19.99%
James D. Burnham	1,896,568	(4)	19.99%
John Scott Magrane	4,125		*
Jeffrey Tweedy	3,625		*
Peter DeMaria	4,125		*
Christopher Melton	5,625		*
All current executive officers and directors as a group (9 persons)	5,811,391		53.57%

5% Stockholders other than executive officers and directors
Strategic EP, LLC	584,770		6.62%

____________

*        Represents beneficial ownership of less than one percent.

(1)      The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. We have deemed convertible securities that will vest or are convertible) within 60 days of November 18, 2025 to be outstanding and to be beneficially owned by the person holding such security for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership does not include convertible securities which have not vested or converted as of, and will not vest or convert within 60 days of, November 18, 2025. Beneficial ownership may be disclaimed as to certain of the securities.

(2)      Includes 1,090,006 shares of Common Stock directly held by Index Equity US LLC (“IEU”). Includes 693,052 shares of Common Stock that could be acquired upon the conversion of 115,509 shares of the Company’s Series A Preferred Stock within 60 days of November 18, 2025 (does not include 1,131,540 shares of Common Stock issuable upon the conversion of 188,509 shares of the Company’s Series A Preferred Stock due to the 19.99% limitation set forth in Nasdaq Listing Rule 5635(b)). Total shares of Series A Preferred Stock include 303,949 shares of Series A Preferred Stock held by IEU and 150 shares of Series A Preferred Stock held by Index Resource Equity LLC (“IRE”). Mr. Borg is the manager of IEU and the manager of Index Management Services LLC, which is the manager of IRE.

(3)      Includes 668,355 shares of Common Stock that could be acquired upon the conversion of 111,393 shares of the Company’s Series A Preferred Stock within 60 days of November 18, 2025 (does not include 743,082 shares of Common Stock issuable upon the conversion of 123,847 shares of the Company’s Series A Preferred Stock due to the 19.99% limitation set forth in Nasdaq Listing Rule 5635(b)).

(4)      Includes 650,458 shares of Common Stock that could be acquired upon the conversion of 108,410 shares of the Company’s Series A Preferred Stock within 60 days of November 18, 2025 (does not include 461,544 shares of Common Stock issuable upon the conversion of 76,924 shares of the Company’s Series A Preferred Stock due to the 19.99% limitation set forth in Nasdaq Listing Rule 5635(b)).

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more SG DevCo stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this proxy statement. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Safe and Green Development Corporation, Attention: Corporate Secretary, 100 Biscayne Blvd., Suite 1201, Miami, Florida 33132 or by calling us at (646) 240-4235. Stockholders who currently receive multiple copies of proxy statements at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in next year’s proxy materials for the 2026 Annual Meeting under SEC Rule 14a-8 must submit such proposals in writing by May 11, 2026 to Safe and Green Development Corporation, 100 Biscayne Blvd., Suite 1201, Miami, Florida 33132, Attention: Corporate Secretary. Such proposals must meet the requirements of our Amended and Restated Bylaws and the SEC to be eligible for inclusion in the proxy materials for our 2026 Annual Meeting.

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2026 Annual Meeting but does not intend to have included in the proxy materials prepared by the Company in connection with the 2026 Annual Meeting, must have been delivered in writing to the Corporate Secretary at the address above not less than 90 days nor more than 120 days before the first anniversary of the 2025 Annual Meeting. As a result, stockholders who intend to present proposals or director nominations directly at the 2026 Annual Meeting must give written notice to the Corporate Secretary no earlier than the close of business on June 1, 2026, and no later than the close of business on July 1, 2026. Such stockholder notice must contain the information required by our Amended and Restated Bylaws (including the information required by Rule 14a-19, if applicable) and comply with the other procedures and requirements set forth in our Amended and Restated Bylaws and will not be effective otherwise. All notices should be addressed to the Corporate Secretary, Safe and Green Development Corporation, 100 Biscayne Blvd., Suite 1201, Miami, Florida 33132.

By order of the Board of Directors,
/s/ David Villarreal
David Villarreal
Chief Executive Officer and Director

Figure 1

SPECIAL MEETING OF STOCKHOLDERS OF SAFE AND GREEN DEVELOPMENT CORPORATION December 8, 2025 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/29297 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20333003030303000100 0 092925 THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1-3 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. To approve, pursuant to Nasdaq Rule 5635(d), the issuance of up to 53,925,620 shares of the Company’s common stock upon the conversion of the 360,000 shares of the Series B Non-Voting Convertible Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”), which were issued in connection with our private placement offering that closed on October 17, 2025 (assuming the conversion price is reduced to the floor price either due to a dilutive issuance or due to the reset provisions of the Series B Preferred Stock), including shares of Common Stock to be issued as dividends or subject to the make-whole provision of the Series B Preferred Stock (assuming the dividend conversion price is reduced to the floor price) plus additional shares of Common Stock issuable as a result of any adjustment to the conversion price following any stock dividend, stock split or other share combination event, all issuable pursuant to the terms of the Series B Preferred Stock set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock (the “Series B Conversion Proposal”). FOR AGAINST ABSTAIN 2. To approve, pursuant to Nasdaq Rule 5635(d), the issuance of up to 37,190,083 shares of the Company’s Common Stock upon the exercise of common warrants (the “Warrants”) which were issued in connection with our private placement offering that closed on October 17, 2025 (including additional shares of Common Stock issuable pursuant to anti-dilution provisions and a reset provision set forth in the Warrants) (the “Warrant Exercise Proposal”). 3.To approve an adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Series B Conversion Proposal and/or the Warrant Exercise Proposal. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements of the Special Meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET SAFE AND GREEN DEVELOPMENT CORPORATION Special Meeting of Stockholders December 8, 2025 10:00 a.m. Eastern Time 1271 Avenue of the Americas, 16th Floor New York, New York 10020 If you attend the Special Meeting of Stockholders, please bring this Admission Ticket as well as a form of government issued photo identification. SAFE AND GREEN DEVELOPMENT CORPORATION SPECIAL MEETING OF STOCKHOLDERS DECEMBER 8, 2025 10:00 A.M. EASTERN TIME THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoint(s) David Villarreal and Nicolai Brune, or either of them, as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of SAFE AND GREEN DEVELOPMENT CORPORATION that the undersigned is/are entitled to vote, and with all powers that the undersigned would have if present at the Special Meeting of Stockholders to be held at 10:00 A.M., Eastern Time, on December 8, 2025, at the offices of Blank Rome LLP, 1271 Avenue of the Americas, 16th Floor, New York, New York 10020, and any adjournment or postpone-ment thereof. This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be signed on the reverse side) 1.1 14475